Exhibit 99.1

NASDAQ:RCON

Recon Technology Expects to Report Sales in FY2014 Grew
More Than 20% Year over Year as Sales of Furnaces and
Automation Products to Oilfield Customers More Than Doubled;

Company Also Anticipates Healthy Gain in Net Income and
Adjusted Net Income Attributable to Shareholders

Audited Fiscal Year 2014 Results Expected To Be Announced on
September 29, 2014

BEIJING, September 11, 2014 -- Recon Technology (NASDAQ: RCON), a leading independent oilfield services provider operating primarily in China, announced today it anticipates reporting full year revenue for its fiscal year ended June 30, 2014 will be approximately RMB 93 million ($15 million), up more than 20% compared with revenue in fiscal 2013, as sales of hardware products to its oilfield company customers increased more than 100% year over year.

“As our company pursued becoming a more fully integrated customized supplier to its oil and gas customers - - with the aim of reducing their costs and improving their production - - sales of furnace and automation products were particularly strong,” stated Mr. Shenping Yin, Chairman and CEO of the Company “and helped offset the full year reduction in revenues from fracturing services.”

Bottom Line Gains

Mr. Yin added, “Coupled with the strong sales gain, we expect to report a net operating profit compared with the loss from operations we incurred in fiscal 2013, as well as healthy percentage increases in net income and adjusted net income attributable to Recon Technologies Ltd. that were higher than the percentage gain in sales.”

The Company expects to file its annual report for fiscal year 2014 on or around September 29, 2014.

The current forecast has been prepared based on information available at the time of the issuance of this release. Actual results may differ from this forecast due to a variety of factors. See “Cautionary Statement” below for further details.

Investor Meetings in New York

Following the release of full year results, Mr. Yin and Mr. Guangqiang Chen, Chief Technology Officer of the Company will be available in New York for meetings with interested investors on Monday, September 29th, Tuesday, September 30th and Thursday, October 2nd. Anyone wishing to join a meeting or arrange one should email Ken Donenfeld of DGI Investor Relations at kdonenfeld@dgiir.com or phone him at 212-425-5700.

About Recon

Recon Technology, Ltd. is China's first independent oil and gas field service company listed on NASDAQ (RCON). Closely working with leading global partners, Recon has achieved rapid growth supplying China's largest oil and gas exploration companies, including Sinopec and China National Petroleum Corporation, with advanced automated technologies, efficient gathering and transportation equipment and reservoir stimulation measures. The solutions Recon provides are aimed at increasing gas and petroleum extraction levels, reducing impurities and lowering production costs. For additional information, please visit www.recon.cn

Cautionary Statements

Statements made in this release with respect to Recon’s current plans, estimates, strategies and beliefs and other statements that are not historical facts are forward-looking statements about the future performance of Recon. Forward-looking statements include, but are not limited to, those statements using words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “forecast,” “estimate,” “project,” “anticipate,” “aim,” “intend,” “seek,” “may,” “might,” “could” or “should,” and words of similar meaning in connection with a discussion of future operations, financial performance, events or conditions. From time to time, oral or written forward-looking statements may also be included in other materials released to the public. These statements are based on management’s assumptions, judgments and beliefs in light of the information currently available to it. Recon cautions investors that a number of important risks and uncertainties could cause actual results to differ materially from those discussed in the forward-looking statements, including but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. Therefore investors should not place undue reliance on such forward-looking statements. Actual results may differ significantly from those set forth in the forward-looking statements.

All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Relations Contacts:

China

Liu Jia Chief Financial Officer
Recon Technology, Ltd.
info@recon.cn
+86 (10) 84945799

U.S.

Ken Donenfeld
DGI Investor Relations
kdonenfeld@dgiir.com

1-212-425-5700